EXHIBIT 21
JOHNSON CONTROLS, INC.
Following is a list of significant subsidiaries of the Company, as defined by section 1.02(w) of Regulation S-X, as of December 1, 2005.

JURISDICTION
WHERE
SUBSIDIARY IS
NAME	INCORPORATED
Autoseat SA de CV	Mexico

Beijing Johnson Controls Co. Ltd.	China

Borg Instruments AG	Germany

Brookfield LePage Johnson Controls Facility Management Services, Ltd.	Canada

Building Services S.r.l.	Italy

Commer 1 S.r.l.	Italy

Controles Reynosa SA de CV	Mexico

Cybertron Systems (Pty) Ltd.	South Africa

Enertec Mexico S. de R.L. de C.V.	Mexico

Ensamble de Interiores Automotrices, S. de R.L. de C.V.	Mexico

Erste JCI Holding GmbH	Germany

Hoover Universal, Inc.	Michigan

Intertec Systems, LLC	Michigan

JCI Regelungstechnik GmbH (G)	Germany

Johnson Control SpA	Italy

Johnson Controls & Summit Interiors Ltd.	Thailand

Johnson Controls (India) Private Limited	India

Johnson Controls (M) Sdn Bhd	Malaysia

Johnson Controls (S) Pte. Ltd.	Singapore

Johnson Controls (UK) Ltd.	United Kingdom

Johnson Controls Alagon, S.A.	Spain

JURISDICTION
WHERE
SUBSIDIARY IS
NAME	INCORPORATED
Johnson Controls Australia Pty. Ltd.	Australia

Johnson Controls Austria GmbH & Co OHG	Austria

Johnson Controls Automation Systems BV	Netherlands

Johnson Controls Automobilove Soucastky, k.s.	Czech Republic

Johnson Controls Automotive (Belgium) NV	Belgium

Johnson Controls Automotive (Pty) Ltd.	South Africa

Johnson Controls Automotive (UK) Ltd.	United Kingdom

Johnson Controls Automotive Electronics SAS	France

Johnson Controls Automotive Holding (Malaysia) Sdn Bhd	Malaysia

Johnson Controls Automotive NV	Belgium

Johnson Controls Automotive S.r.Ll.	Italy

Johnson Controls Automotive SAS	France

Johnson Controls Automotive Spain S.A.	Spain

Johnson Controls Automotive Systems CorporationKK	Japan

Johnson Controls Automotive Systems SRL	Argentina

Johnson Controls Batterien GmbH & Co. KG	Germany

Johnson Controls Batterien Verwaltungsgesellschaft mbH	Germany

Johnson Controls Batteries (UK) Ltd.	United Kingdom

Johnson Controls Batteries France S.A.S.	France

Johnson Controls Battery Group, Inc.	Wisconsin

Johnson Controls Battery Sweden Kommanditbolag	Sweden

Johnson Controls de Mexico SA de CV	Mexico

Johnson Controls do Brasil Automotive Ltda.	Brazil

Johnson Controls Espana S.L.	Spain

Johnson Controls Eurosit S.L.	Spain

Johnson Controls France S.A.S.	France

JURISDICTION
WHERE
SUBSIDIARY IS
NAME	INCORPORATED
Johnson Controls GmbH	Germany

Johnson Controls GmbH & Co. KG	Germany

Johnson Controls Headliner GmbH	Germany

Johnson Controls Holding Company, Inc.	Delaware

Johnson Controls Holding SAS	France

Johnson Controls Hong Kong Ltd.	Hong Kong

Johnson Controls II Assentos de Espuma, S.A.	Portugal

Johnson Controls Integrated Facility Management BV	Netherlands

Johnson Controls Interiors GmbH & Co. KG	Germany

Johnson Controls Interiors LLC	Michigan

Johnson Controls International spol s.r.o.	Czech Republic

Johnson Controls International spol s.r.o.	Slovak Republic

Johnson Controls Investment GmbH	Germany

Johnson Controls Investments (U.K.) Ltd.	United Kingdom

Johnson Controls KK	Japan

Johnson Controls L.P.	Canada

Johnson Controls Management Company	Minnesota

Johnson Controls Martorell, S.A.Johnson Controls Security Systems SA	Spain

Johnson Controls MC International S.A.S.	France

Johnson Controls Nederland BV	Netherlands

Johnson Controls Norden AS	Norway

Johnson Controls Objekt Bochum GmbH & Co. KG	Germany

Johnson Controls Objekt Zwickau GmbH & Co. KG	Germany

Johnson Controls Roth Freres Insitu Technologie GmbH & Co. KG	Germany

Johnson Controls Roth SAS	France

Johnson Controls SA/NV	Belgium

Johnson Controls Sachsen-Batterien Beteiligungs GmbH	Germany

JURISDICTION
WHERE
SUBSIDIARY IS
NAME	INCORPORATED
Johnson Controls Sachsen-Batterien GmbH & Co. KG	Germany

Johnson Controls SRL	Italy

Johnson Controls Sweden AB	Sweden

Johnson Controls Systems A.G.	Switzerland

Johnson Controls Technology Company	Michigan

Johnson Controls Valladolid SAU	Spain

Johnson Controls World Services Inc.	Florida

Optima Batteries AB	Sweden

Optima Batteries, Inc.	Colorado

Sicar BVJohnson Controls Automotive (Netherlands) BV	Netherlands

Sistemas Automotrice Summa SA de CV	Mexico

TechnoTrim, Inc.	Michigan

Trim Masters Inc.	Kentucky

Varta Automotive GmbHAG	Germany

VB Autobatterie KGoA	Germany